UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011.

KENT INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

0-20726 (Commission File Number)	20-4888864 (IRS Employer Identification No.)

7501 Tillman Hill Road, Colleyville, Texas	76034
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(682) 738-8011

                                                     N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.03 Material Modification of Rights of Security Holders

On December 6, 2011, Kent International Holdings, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada, effectuating a one-for-950,000 reverse stock split. Fractional shares of those stockholders who owned fewer than 950,000 pre-split shares of common stock will be redeemed for cash consideration of $2.50 per pre-split share. The reverse stock split was previously approved by the stockholders owning a majority of the shares of the common stock of the Company.

Prior to the filing of the Amendment, there were 3,555,488 shares of common stock (pre-split) issued and outstanding owned by approximately 367 stockholders of record. Following the filing of the Amendment, which was effective upon filing, there are 2 shares of common stock issued and outstanding owned by one stockholder of record as of midnight MST on December 6, 2011.

As a result of the reverse stock split, the Company may and will de-register under the Securities Exchange Act of 1934, as amended, and its shares will no longer be quoted for trading on The Pink Sheets.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation of Kent International Holdings, Inc., effective as of December 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENT INTERNATIONAL HOLDINGS INC.
Date: December 7, 2011	By:	/s/ Paul O. Koether
Paul O. Koether
President and CEO